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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 30, 2003

EZENIA! INC.
(Exact Name of Registrant as Specified in Charter)

DELAWARE (State or Other Jurisdiction of Incorporation)	0-25882 (Commission File Number)	04-3114212 (IRS Employer Identification No.)

154 Middlesex Turnpike, Burlington, MA 01803
(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code (781) 505-2100

Item 4. Changes in Registrant's Certifying Accountant.

        On April 30, 2003, upon the recommendation of its Audit Committee, the Company's Board of Directors accepted the resignation of Ernst & Young LLP ("E&Y") as the Company's independent public accountants. Also on April 30, 2003, the Company engaged Gray, Gray & Gray, LLP to serve as the Company's independent public accountants for the fiscal year ending December 31, 2003.

        The audit reports of E&Y on the Company's consolidated financial statements for each of the years ended December 31, 2001 and 2002 were qualified as to uncertainty about the Company's ability to continue as a going concern. Except as described in this Item 4, the reports of E&Y on the financial statements of the Company for each of the past two fiscal years did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to other uncertainty, audit scope or accounting principles.

        In addition, in connection with their audits for the Company's fiscal years ended December 31, 2001 and 2002 and subsequently through the date of E&Y's resignation, there were no disagreements between the Company and E&Y on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedures which disagreement, if not resolved to E&Y's satisfaction, would have caused them to make reference to the subject matter of the disagreement in connection with their report.

        There did not occur within the Company's fiscal years ended December 31, 2001 and 2002, and subsequently through the date of E&Y's resignation, any reportable events as defined in Item 304(a) of Regulation S-K, except that E&Y advised the Audit Committee and management in connection with their audit that for the year ended December 31, 2002, E&Y noted certain matters involving internal control that they considered to be material weaknesses. Specifically, as a result of the July 2002 restructuring and cost reduction plan, the Company terminated 55 employees (approximately 50% of its workforce), including many finance and accounting personnel. This reduction in force had a significant negative impact on internal controls at the Company, resulting in, for example, a reduced ability to perform timely reconciliations, and an inadequate segregation of duties. The Company has initiated certain enhancements to its internal controls and procedures, which it believes address the issues raised by E&Y. In addition, the Company has also taken steps, independent of the matters raised by E&Y, to strengthen its finance and accounting management depth and improve operational efficiencies.

        The Company provided E&Y with a copy of the foregoing disclosures. Attached as Exhibit 16.1 is a copy of E&Y's letter, dated May 2, 2003.

        During the fiscal years ended December 31, 2001 and 2002 and subsequently through the date of E&Y's resignation, the Company did not consult with Gray, Gray & Gray, LLP with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's consolidated financial statements, or any other matters or reportable events listed in Items 304(a) of Regulation S-K.

Item 7. Financial Statements and Exhibits.

Exhibit 16.1	Letter from Ernst & Young LLP to the Securities and Exchange Commission dated May 2, 2003.
Exhibit 99.1	Ezenia! Inc. Press Release issued on May 7, 2003. (Furnished under Items 9 and 12)

Item 9. Regulation FD Disclosure (furnished under Items 9 and 12).

        On May 7, 2003, Ezenia! Inc. issued a press release announcing its financial results for the quarter ended March 31, 2003, a change in its auditors, and the nomination of three individuals as new members to its Board of Directors. The press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

        The information provided in this Item 9 is being furnished under Items 9 and 12 of Form 8-K.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EZENIA! INC.
Dated: May 7, 2003	By:	/s/ KHOA D. NGUYEN Khoa D. Nguyen Chief Executive Officer and Chief Financial Officer (Principal Financial and Accounting Officer)

EXHIBIT INDEX

Exhibit No.	Description
16.1	Letter from Ernst & Young LLP to the Securities and Exchange Commission dated May 2, 2003.
99.1	Ezenia! Inc. Press Release issued on May 7, 2003.

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  Item 4. Changes in Registrant's Certifying Accountant.
  Item 7. Financial Statements and Exhibits.
  Item 9. Regulation FD Disclosure (furnished under Items 9 and 12).
SIGNATURE
EXHIBIT INDEX